                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): August 5, 2008

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On August 5, 2008, CSP Inc. (the "Company") issued a press release announcing its financial results for the third quarter fiscal year 2008 which ended June 30, 2008. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated August 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: August 5, 2008 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Contact: Gary Levine 99.1

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. ANNOUNCES THIRD-QUARTER FISCAL 2008 FINANCIAL RESULTS

BILLERICA, MA, August 5, 2008 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the three and nine months ended June 30, 2008.

For the third quarter of fiscal 2008, CSP Inc. sales were $19.2 million compared with $25.9 million in the third quarter of fiscal 2007. Net loss for the third quarter of fiscal 2008 was $8 thousand, or $0.00 per share, compared with net income of $882 thousand, or $0.22 per diluted share, in the third quarter of fiscal 2007.

For the first nine months of fiscal 2008, CSP Inc. sales were $58.7 million compared with $65.9 million in the first nine months of fiscal 2007. Net loss for the fiscal 2008 nine-month period was $78 thousand, or $0.02 per share, compared with net income of $2.1 million, or $0.54 per diluted share, for the fiscal 2007 nine-month period.

The Company's cash and short-term investments were $16.2 million as of June 30, 2008 compared with $21.4 million as of year ended September 30, 2007. This decrease was the caused by two factors as previously reported. First, during the second quarter, the Company reclassified $4.8 million in short-term auction rate securities to long-term investments. These auction rate securities were issued by state organizations and are collateralized by student loans, for which repayment is substantially guaranteed by the U.S. government under the Federal Family Education Loan Program ("FFELP") or the MBIA Insurance Corporation. All of CSP's auction rate securities are currently rated Aaa by Moody's, AAA by Standard & Poor's and/or AAA by Fitch, which are the highest ratings issued by each respective rating agency. CSP currently has retained $450 thousand of auction rate securities in short-term investments because the Company expects these securities to be redeemed. The Company redeemed $1.550 million of auction rate securities in the third quarter of fiscal 2008.

Management Comments

"CSP's Service and Systems Integration business reported solid results in the third quarter of fiscal 2008, while the Systems business continues to be affected by the shifting of military priorities away from strategic programs," said Alexander R. Lupinetti, CSP chairman and chief executive officer.

"Our year-over-year comparisons are challenged for the three- and nine-month periods as we reported a significant amount of Systems revenue in fiscal 2007 from a major supply contract with Raytheon," added Lupinetti. "In fiscal 2008, we are recording Systems revenue from a number of small multicomputer contracts in contrast to the large contract we were awarded last year. In addition, contracts that previously had been delayed and were expected to result in revenue in the second half of fiscal 2008 have now been pushed out to fiscal 2009. As a result, we now expect that revenues for the second half of fiscal 2008 from our Systems business will approximate those from the first half of the year."

"During the fourth quarter, our Systems business will introduce a hybrid computing platform through our previously announced partnership with Annapolis Micro Systems," said Lupinetti. "The new platform will include Annapolis' innovative design and development tools on a Field Programmable Gate Array (FPGA) integrated chip within our FastCluster rugged computing platform. This hybrid FastCluster computing environment is capable of supporting hundreds of hybrid compute blades and includes a broad set of libraries, diagnostics and development tools that promote collaboration, productivity and portability. We are excited to be offering a high-quality hybrid computing solution to military and commercial customers."

"CSP's Service and Systems Integration business continued to perform well across each of its subsidiaries in the third quarter," said Lupinetti. "Our German subsidiary is capitalizing on demand for its professional service practices, including 'Lifecycle Management, Archiving and Network Migration' and 'Security.' In the United States, our Systems and Solutions Division (SSD), which provides IT infrastructure solutions, is leveraging an expanded sales force to generate excellent sales growth. We also are pleased with our U.K. subsidiary, which reported another profitable quarter."

"As we head into the final quarter of fiscal 2008, we remain cautiously optimistic about the demand environment and the opportunities we are seeing at our Service and Systems Integration business. However, we are keeping a watchful eye for any changes in the economies of the countries in which we operate. We are focused on continuing to grow this business organically as well as through strategic acquisitions that would provide complementary technical or geographic practices," concluded Lupinetti.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, the redemption of its auction rate securities, the delay of certain Systems contracts, the expectation for Systems revenue in the second half of the year, the introduction of the hybrid computing platform, demand for the German subsidiary's service offerings, SSD's growth prospects, the demand environment for the overall Service and Systems Integration business, and growing the Service and Systems Integration business organically and through acquisitions. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30,	September 30,
	2008	2007
Assets
Current assets:
Cash and short-term investments	$16,237	$21,377
Accounts receivable, net	10,616	10,678
Inventories	6,533	6,072
Other current assets	2,982	1,843
Total current assets	36,368	39,970
Non current investments	4,800	--
Property, equipment and improvements, net	1,034	1,044
Other assets	5,603	5,427
Total assets	$47,805	$46,441

Liabilities and Shareholders' Equity
Current liabilities	14,075	13,860

Pension and retirement plans	7,288	6,859
Deferred income taxes	449	388
Non-current liabilities	260	--

Shareholders' equity	25,733	25,334
Total liabilities and shareholders' equity	$47,805	$46,441

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------/ /-----Nine months ended-----/
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Sales:
Product	$14,730	$21,871	$46,254	$54,929
Service	4,425	4,073	12,455	10,964
Total sales	19,155	25,944	58,709	65,893

Cost of Sales:
Product	12,339	16,837	38,246	42,217
Service	3,385	3,405	9,520	8,131
Total cost of sales	15,724	20,242	47,766	50,348

Gross profit	3,431	5,702	10,943	15,545

Operating expenses:
Engineering and development	471	665	1,650	1,838
Selling, general & administrative	3,113	3,762	9,875	10,317
Total operating expenses	3,584	4,427	11,525	12,155

Operating income (loss)	(153)	1,275	(582)	3,390

Other income, net	123	332	464	502

Income(loss) before income taxes	(30)	1,607	(118)	3,892
Provision for income taxes	(22)	725	(40)	1,777

Net Income (loss)	($8)	$882	($78)	$2,115

Net income(loss) per share - basic	($0.00)	$0.23	($0.02)	$0.56
Weighted average shares outstanding - basic	3,778	3,810	3,790	3,761

Income (loss) per share - diluted	( $0.00)	$0.22	($0.02)	$0.54
Weighted average shares outstanding - diluted	3,778	3,967	3,790	3,926